Exhibit 99.1

RAILAMERICA REPORTS FIRST QUARTER 2005 RESULTS

BOCA RATON, Fla. — April 28 — RailAmerica, Inc. (NYSE: RRA) today reported first quarter 2005 earnings from continuing operations of $6.0 million, or $0.16 per diluted share, compared to $4.7 million, or $0.14 per diluted share, for the first quarter of 2004. These results include the $0.8 million pre-tax, or $0.6 million net of tax, $0.01 per diluted share charge for the previously announced Surface Transportation Board ordered sale of the La Harpe — Hollis Line of the Toledo, Peoria & Western Railway (TPW).

Consolidated revenue from continuing operations for the first quarter of 2005 increased $14.1 million, or 14.7%, to $110.1 million, from $95.9 million in 2004. On a “same railroad” basis, revenue for the first quarter of 2005 increased $8.7 million, or 9.1%, from the first quarter of 2004. Consolidated operating income for the first quarter of 2005 was $11.6 million compared to $15.8 million in 2004. The operating ratio for the first quarter of 2005 was 89.4% compared to 83.5% in the 2004 quarter. The increase in the operating ratio was due to higher fuel and casualty expenses as well as higher operating costs related to the recently acquired Midland Subdivision. Net income for the first quarter of 2005, which includes discontinued operations, was $6.2 million, or $0.16 per share, compared to $1.3 million, or $0.04 per share in 2004.

Charles Swinburn, RailAmerica’s Chief Executive Officer, said, “Overall, we are pleased with our results this quarter. A robust economy and high demand for rail services led to strong revenue and our first quarter earnings were in line with our forecast. We feel we are making good progress in improving our operations. Importantly, the training and safety initiatives that we previously announced are well underway, and we anticipate seeing the benefit of these programs throughout the remainder of the year.”

Michael Howe, RailAmerica’s Executive Vice President and Chief Financial Officer said, “While fuel remains a challenge, 60% of our consumption is protected, 30% by hedges and 30% by fuel surcharges. As a result of the pay down of debt and the refinancing of our credit facility in third quarter 2004, our interest expense in the first quarter of 2005 declined to $4.4 million from $8.1 million in the 2004 quarter. We are pleased that our net debt to capital remains at 47.4%. Additionally, our effective tax rate for the first quarter was 17% due to the maintenance tax credit provision of the 2004 JOBS Act.”

RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 44 railroads operating approximately 8,800 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2005 and 2004
(in thousands, except earnings per share)
(unaudited)

	Three months ended
	March 31,
	2005	2004

Operating revenue	$110,057	$95,943

Operating expenses:
Transportation	68,473	51,541
Selling, general and administrative	22,632	22,319
Net gain on sale of assets	(105)	(378)
Depreciation and amortization	7,414	6,643

Total operating expenses	98,414	80,125

Operating income	11,643	15,818
Interest and other expense	(4,442)	(8,204)

Income from continuing operations before income taxes	7,201	7,614
Provision for income taxes	1,224	2,899

Income from continuing operations	5,977	4,715
Gain (loss) from sale of discontinued operations, net of income taxes	239	(3,951)
Income from discontinued operations, net of income taxes	—	511

Net income	$6,216	$1,275

Basic earnings (loss) per common share:
Continuing operations	$0.16	$0.14
Discontinued operations	0.01	(0.10)

Net income	$0.17	$0.04

Diluted earnings (loss) per common share:
Continuing operations	$0.16	$0.14
Discontinued operations	0.00	(0.10)

Net income	$0.16	$0.04

Weighted average common shares outstanding:
Basic	37,445	32,737

Diluted	38,266	33,894

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2005 and December 31, 2004
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2005	2004

Assets
Current assets:
Cash and cash equivalents	$9,777	$24,331
Accounts and notes receivable, net	74,660	63,414
Other current assets	14,424	14,935

Total current assets	98,861	102,680
Property, plant and equipment, net	877,012	875,883
Other assets	37,749	37,580

Total assets	$1,013,622	$1,016,143

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$5,926	$6,097
Accounts payable	43,846	61,276
Accrued expenses	42,579	41,950

Total current liabilities	92,351	109,323
Long-term debt, less current maturities	355,422	357,253
Subordinated debt	4,039	4,028
Deferred income taxes	151,893	149,306
Other liabilities	14,984	15,307

Total liabilities	618,689	635,217

Commitments and contingencies Stockholders’ equity:
Common stock	38	37
Additional paid-in capital and other	323,466	319,417
Retained earnings	43,022	36,806
Accumulated other comprehensive income	28,407	24,666

Total stockholders’ equity	394,933	380,926

Total liabilities and stockholders’ equity	$1,013,622	$1,016,143

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2005 and 2004
(in thousands)
(unaudited)

	2005	2004

Cash flows from operating activities:
Net income	$6,216	$1,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of deferred loan costs	7,784	11,849
Net gain on sale or disposal of properties	(345)	(378)
Deferred income taxes and other	1,430	6,768
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(7,640)	(4,517)
Other current assets	1,078	(554)
Accounts payable	(17,488)	(8,254)
Accrued expenses	422	(1,425)
Other assets and liabilities	(146)	3,971

Net cash provided by (used in) operating activities	(8,689)	8,735

Cash flows from investing activities:
Purchase of property, plant and equipment	(13,518)	(18,926)
Proceeds from sale of assets, net of cash on-hand	6,054	9,501
Acquisitions, net of cash acquired	—	(24,645)
Deferred transaction costs and other	—	(864)

Net cash used in investing activities	(7,464)	(34,934)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	57,274
Principal payments on long-term debt	(2,000)	(41,494)
Proceeds from exercise of stock options and warrants	3,695	4,671
Deferred financing costs	—	(26)

Net cash provided by financing activities	1,695	20,425

Effect of exchange rates on cash	(96)	(121)

Net decrease in cash	(14,554)	(5,895)
Cash, beginning of period	24,331	13,714

Cash, end of period	$9,777	$7,819

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(amounts in thousands)
(unaudited)

		Three Months March 31,
	2005	% of Rev.	2004	% of Rev.
Functional Classification

Operating revenue	$110,057	100.0%	$95,943	100.0%

Operating expenses:
Maintenance of way	15,225	13.8%	10,810	11.3%
Maintenance of equipment	4,000	3.6%	3,516	3.7%
Transportation	36,338	33.0%	27,874	29.0%
Equipment rental	12,910	11.7%	9,341	9.7%
SG&A	22,632	20.6%	22,319	23.3%
Net gain on sale of assets	(105)	-0.1%	(378)	-0.4%
Depreciation and amortization	7,414	6.8%	6,643	6.9%

Total operating expenses	98,414	89.4%	80,125	83.5%

Operating income	$11,643	10.6%	$15,818	16.5%

Natural Classification

Operating revenue	$110,057	100.0%	$95,943	100.0%
Operating expenses:
Labor	35,749	32.5%	32,453	33.8%
Equipment rent	13,514	12.3%	9,746	10.2%
Purchased services	7,716	7.0%	6,330	6.6%
Diesel fuel	12,675	11.5%	8,710	9.1%
Casualties and insurance	6,212	5.6%	3,781	3.9%
Materials	2,779	2.5%	2,158	2.3%
Joint facilities	3,189	2.9%	2,786	2.9%
Other expense	9,271	8.4%	7,896	8.2%
Net gain on sale of assets	(105)	-0.1%	(378)	-0.4%
Depreciation	7,414	6.8%	6,643	6.9%

Total operating expenses	98,414	89.4%	80,125	83.5%

Operating income	$11,643	10.6%	$15,818	16.5%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three months ended March 31,			Three months ended March 31,
	2005			2004
			Average			Average
			Revenue			Revenue
	Freight		Per	Freight		Per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload

Lumber & Forest Products	$14,842	33,398	$444	$12,499	30,464	$410
Chemicals	12,385	30,539	406	9,902	25,252	392
Agricultural & Farm Products	9,729	30,522	319	8,765	26,464	331
Paper Products	9,223	26,603	347	7,935	24,910	319
Metal	8,590	23,586	364	8,004	23,566	340
Coal	8,032	38,112	211	6,716	35,233	191
Food Products	7,445	22,874	325	6,098	18,377	332
Petroleum Products	7,250	15,414	470	5,759	13,587	424
Railroad Equipment/Bridge Traffic	6,647	55,624	119	6,219	50,444	123
Minerals	5,046	13,659	369	4,324	12,126	357
Metallic/Non-metallic Ores	4,570	14,798	309	4,478	14,953	299
Other	2,693	8,506	317	2,290	8,189	280
Autos	1,527	6,744	226	1,896	8,066	235
Intermodal	1,045	9,499	110	896	8,557	105

Totals	$99,024	329,878	$300	$85,781	300,188	$286